Exhibit 10.3

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated December 29, 2004, between Amit Sankhala, with a business residence located at 1145 West 7th Avenue, Vancouver, British Columbia V6H 1B5 ("Buyer"), and Steven Bruk with a business residence located at #2410 - 650 West Georgia Street, Vancouver, British Columbia V6B 4N7 ("Seller").

      As of the date hereof, Seller owns beneficially and of record 9,534,167 shares of the common stock, par value $.0001 per share ("Common Stock") of Slabsdirect.com, Inc., a Delaware corporation ("Slabs").

      Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, 8,634,167 shares of Common Stock of the Company (the "Shares") upon the terms set forth in this Agreement. The parties agree as follows:

1. PURCHASE AND SALE OF SHARES

      Buyer hereby purchases from Seller, and Seller hereby sells, assigns and conveys to Buyer, all right, title and interest in and to the Shares for the aggregate purchase price of $25,000. Concurrently with the execution of this Agreement, (a) Buyer is paying such purchase price by certified check, and (b) Seller is delivering to Buyer certificates representing the Shares, duly endorsed for transfer to Buyer or accompanied by an appropriate stock power, with all necessary stock transfer tax stamps attached, receipt of which is hereby acknowledged.

2. REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller hereby represents and warrants to Buyer that:

            2.1 AUTHORITY RELATIVE TO THIS AGREEMENT; NO CONFLICT. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or result in a breach of or default under any mortgage, indenture, contract, agreement, license, franchise, permit, instrument, trust, power, judgment, decree, order, ruling or federal or state statute or regulation to which Seller is presently a party or by which it or its properties may be subject, (b) result in the creation or imposition of any lien, claim, charge, restriction or encumbrance of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any properties, assets, business, agreements or contracts of Seller, or (c) require any consent, approval or waiver of, filing with, or notification to any person (including, without limitation, any governmental or regulatory authority).

            2.2 CAPITALIZATION; AGREEMENTS RESPECTING THE SHARES. Slabs's authorized capital stock consists of 30,000,000 shares of Common Stock of which 10,312,100 shares of which are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized by all necessary corporate action and are validly issued, fully paid and nonassessable. There are no outstanding options, warrants, rights, subscriptions, contracts, commitments, demands, understandings or arrangements respecting shares of capital stock of Slabs to which Seller or Slabs is a party nor are there any securities or obligations convertible into capital shares of Slabs.

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            2.3 TITLE TO THE SHARES. Seller has good, valid and subject to applicable federal and state securities laws, marketable title to the Shares, free and clear of all restrictions, claims, liens, charges and encumbrances whatsoever. Upon consummation of the sale of the Shares to Buyer pursuant to
Section 1, Seller will have transferred to Buyer good, valid and, subject to applicable federal and state securities laws, marketable title to the Shares, free and clear of all restrictions, claims, liens, charges and encumbrances whatsoever, other than those arising from actions or inactions of Buyer. There are no options, warrants, rights or other commitments relating to the sale or transfer of the Shares. Neither Seller nor any of its affiliates owns beneficially or of record, or has any option, right or commitment to acquire, any interest in Slabs, except for the Shares.

            2.1 NO PROCEEDING OR LITIGATION. No investigation, action, suit or proceeding before any court or any governmental or regulatory authority has been commenced, and no investigation, action, suit or proceeding by any governmental or regulatory authority has been threatened, against Seller or any of its principals, officers or directors (a) seeking to restrain, prevent, delay or change the transactions contemplated hereby or (b) questioning the validity or legality of this Agreement or the transactions contemplated hereby or (c) seeking damages in connection with any of such transactions.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warranties to Seller as follows:

            3.1 AUTHORITY RELATIVE TO THIS AGREEMENT; NO CONFLICT. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or result in a breach of or default under any mortgage, indenture, contract, agreement, license, franchise, permit, instrument, trust, power, judgment, decree, order, ruling or federal or state statute or regulation to which Buyer is presently a party or to which it or its properties may be subject, (b) result in the creation or imposition of any lien, claim, charge, restriction or encumbrance of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any properties, assets, business, agreements or contracts of Buyer, or (c) require any consent, approval or waiver of, filing with, or notification to any person (including, without limitation, any governmental or regulatory authority).


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

            3.2 NO PROCEEDING OR LITIGATION. No investigation, action, suit or proceeding before any court or any governmental or regulatory authority has been commenced, and no investigation, action, suit or proceeding by any governmental or regulatory authority has been threatened, against Buyer or any of its principals, officers or directors (a) seeking to restrain, prevent, delay or change the transactions contemplated hereby or (b) questioning the validity or legality of this Agreement or the transactions contemplated hereby or (c) seeking damages in connection with any such transactions.

            3.3 SOPHISTICATED INVESTOR. Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing such Shares and has had substantial experience in previous private and public purchases of securities.

4. NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

      The respective representations, warranties, covenants and agreements of the parties hereunder shall survive the closing of the transactions provided for herein and any investigation at any time made by or on behalf of any party hereto.

5. MISCELLANEOUS.

            5.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed therein.

            5.2 BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors and personal representatives, and successors to the business and assets of such parties.

            5.3 ADDITIONAL ACTS. Each of the parties hereto shall hereafter, at the reasonable request of the other party hereto, execute and deliver such further documents and agreements, and do such further acts and things as may be necessary or expedient to carry out the provisions of this Agreement.

            5.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes a complete statement of all of the arrangements between the parties with respect to the transactions contemplated by this Agreement, and supersedes all prior agreements and understandings with respect to such transactions between them. This Agreement cannot be changed or terminated except by an instrument in writing signed by the parties hereto.

            5.5 BROKERS. Each party hereto represents and warrants to the other party that neither such party nor any director, officer, partner, agent or employee of such party has employed any broker or finder, or, directly or indirectly, incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the transactions contemplated by this Agreement.


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

            5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.7 FEES AND EXPENSES. Each party hereto shall pay its own legal and other fees, costs and expenses incurred in connection with its entry into this Agreement, the obligations hereunder and the transactions contemplated hereby.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.


                                        SELLER


                                        /s/ Steven Bruk
                                        ----------------------------------------
                                        Steven Bruk


                                        BUYER


                                        /s/ Amit Sankhala
                                        ----------------------------------------
                                        Amit Sankhala


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